UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Radian Mortgage Capital LLC (“RMC”), a subsidiary of Radian Group Inc. (the “Company”) is a party to the Uncommitted Master Repurchase Agreement, dated as of January 29, 2024 (assigned by Flagstar Bank N.A. to JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent, effective as of July 22, 2024) to finance the acquisition of mortgage loans and related mortgage loan assets (the “JP Morgan Master Repurchase Agreement”). This financing facility is being used to finance RMC’s acquisition of residential mortgage loans that are purchased from correspondent lenders and held by RMC for direct sale to mortgage investors or distribution in the capital markets through securitization.

Also as previously disclosed, in connection with the JP Morgan Master Repurchase Agreement, on January 29, 2024, the Company entered into a Guaranty Agreement (the “Parent Guaranty”) to guaranty the obligations of RMC in connection with the JP Morgan Master Repurchase Agreement.

On December 13, 2024, RMC, the Company and JPMorgan entered into Amendment No. 1 to the JP Morgan Master Repurchase Agreement (the “JPMorgan MRA Amendment No. 1”) to: extend the JP Morgan Master Repurchase Agreement termination date from January 27, 2025 to December 12, 2025; increase the size of the financing facility from $125 million to $300 million; and incorporate certain other immaterial changes to the terms of the JP Morgan Master Repurchase Agreement. The JPMorgan MRA Amendment No. 1 includes a reaffirmation of the Company’s obligations under the Parent Guaranty. In all other respects the terms of the JP Morgan Master Repurchase Agreement, including the Parent Guaranty, remain unchanged.

The foregoing summary is qualified in its entirety by reference to the full text of the JPMorgan MRA Amendment No. 1, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1

Amendment No. 1 to Master Repurchase Agreement, dated as of December 13, 2024, entered into by and among JPMorgan Chase Bank, N.A., as administrative agent on behalf of one or more buyers from time to time and as assignee of Flagstar Bank, N.A., Radian Mortgage Capital LLC, as seller and Radian Group Inc., as guarantor

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: December 18, 2024

	By:	/s/ Liane Browne
Liane Browne
Senior Vice President